EXHIBIT 23

Consent of Independent Registered Public Accounting Firm

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(a) the Registration Statements (Form S-8 No. 333-139292, Form S-8 No. 333-87463) pertaining to the Astronics Corporation Employee Stock Purchase Plan,

(b) the Registration Statement (Form S-8 No. 333-127137) pertaining to the Astronics Corporation 2005 Director Stock Option Plan,

(c) the Registration Statement (Form S-8 No. 33-65141) pertaining to the 1993 Director Stock Option Plan,

(d) the Registration Statement (Form S-8 No. 333-143564) pertaining to the Astronics Corporation 2001 Stock Option Plan,

(e) the Registration Statements (Form S-8 No. 333-176044) pertaining to the Astronics Corporation 2011 Employee Stock Option Plan,

(f) the Registration Statement (Form S-3 No. 333-176160) and related prospectus of Astronics Corporation for the registration of common stock, preferred stock, warrants, rights, stock purchase contracts, units and debt securities;

of our reports dated February 22, 2013 , with respect to the consolidated financial statements and schedule of Astronics Corporation and the effectiveness of internal control over financial reporting of Astronics Corporation included in this Annual Report (Form 10-K) for the year ended December 31, 2012.

/s/ Ernst & Young LLP

Buffalo, New York

February 22, 2013